Exhibit 10.26


                    RAW MATERIAL PURCHASE AND SALE AGREEMENT



     This Agreement is made as of January 1, 2004 between each entity listed as a "Seller" on Schedule 1 attached hereto (each a "Seller" and collectively the "Sellers") and each entity listed as a "Purchaser" on Schedule 2 (each a "Purchaser" and collectively the "Purchasers").


                                    RECITALS


     Purchaser is engaged in the manufacture and sale of titanium  dioxide,  and
Purchaser's   operations   require  the  supply  of  raw  materials,   including
titanium-bearing feedstock (the "Products").


     Seller has entered into contracts with third parties for the acquisition of Products.


     Purchaser desires to purchase Products from Seller, and Seller desires to sell such Products to Purchaser, pursuant to the terms and conditions hereof.


     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the parties hereto agree as follows:

Section 1. Purchase and Sale. Seller hereby agrees sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Products set forth on
     Schedule 3 under the terms and conditions of this Agreement.

Section 2. Purchasing Services.

     2.1. Purchasing  Services.  Seller will provide the  following  services to
          Purchaser:

          (a) Upon receipt from Purchaser of an order containing the standard specifications listed on Schedule 4 attached hereto, Seller will purchase the Products from a third-party supplier in the quantities set forth in such standard specifications. Upon Purchaser's request, Seller will make available to Purchaser at Seller's offices, copies of all purchase orders submitted to suppliers for Purchaser's review and copying.

          (b) Seller is responsible for all payments to suppliers arising from the purchase of Products, including transportation and related costs, customs, duties and local and other applicable taxes.

          (c) Seller is responsible for all administrative costs associated with the performance of this Agreement, including personnel and overhead costs.

          (d) Seller shall process all freight or other claims for the replacement of lost or damaged Products with the responsible parties.

          (e) Seller shall use reasonable efforts to ensure good and timely performance and delivery from each supplier. In addition, Seller will inform Purchaser on shipping delays or Product unavailability and use its reasonable good faith efforts to acquire Product from alternate sources. Seller is responsible for obtaining corrective action from the supplier and providing recommendations to Purchaser on a suggested course of action to remedy problems in the supply of Products.

Section 3. Purchaser's Rights and Obligations.

     3.1. Product Purchases.

          (a) Purchaser shall deliver to Seller a purchase order (the "Purchase Order") for Products to be purchased according to the standard specifications.

          (b)  Purchaser  shall have the right to inspect  and test all  Product
               purchases   and  to  reject   any  or  all   Products   that  are
               non-conforming in Purchaser's reasonable judgment.

          (c) Purchaser shall be required to accept delivery of all conforming Products supplied by Seller pursuant to a Purchase Order and the standard specifications.

          (d) Purchaser shall be responsible for all payments due to Seller hereunder for Products supplied pursuant hereto.

          (e)  Purchaser  shall  be  responsible  for  all   transportation  and
               delivery costs for Products purchased.

Section 4. Compensation and Reimbursable Expenses.

     4.1. Seller's Fee. Purchaser shall pay to Seller for its services hereunder the fee (the "Fee") set forth on Schedule 5 attached hereto.

     4.2. Payment. Seller shall invoice Purchaser for all Products purchased hereunder. The Fee shall be due and payable net 15 days from the end of the month in which the Products are purchased by Purchaser from Seller. Purchaser may offset amounts due to Seller through the Kronos netting system.

Section 5. Delivery. All sales of Products to Purchaser and passage of title to such Products shall take place upon delivery of the Products at Purchaser's dock.

Section 6. Term. The term of this Agreement shall begin on the date first written above (the "Effective Date") and shall continue in full force and effect for one year from the Effective Date, subject to automatic renewal for a consecutive one year term, unless terminated pursuant to the terms of this Agreement.

Section 7. Termination.

     7.1. Without Cause. Either Purchaser or Seller may terminate this Agreement at any time by giving written notice of termination, via Registered or Certified Mail, to the other party at least one hundred-eighty (180) days prior to the effective date of termination. This Agreement may be terminated for any reason or no reason and with or without cause.

     7.2. For Cause. This Agreement may be terminated if either party shall violate a material term of this Agreement and fail to discontinue the violation or to cure the violation within thirty (30) days after the receipt of written notice of the violation.

Section 8. Product Warranties. Seller warrants that at the time of delivery to Purchaser, the Products shall conform in all material respects to the specifications for such Products set forth in the standard specifications. Seller further warrants that it will convey to Purchaser good title to the Products free from any lawful encumbrance. Seller MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE, NOR IS THERE ANY OTHER EXPRESS OR IMPLIED WARRANTY.

Section 9. Returns and Adjustments. In the event of a breach of the warranty set forth herein, Seller shall replace the non-conforming Products, at its cost and expense, with conforming Products.

Section 10. Limitation of Liability. In no event shall either party be liable to the other for any type of indirect, special, consequential, exemplary, or punitive damages, including but not limited to loss of profit or revenue or loss of operating time or production.

Section 11. General Provisions.

     11.1.Force  Majeure.  In the  event  of war,  fire,  flood,  strike,  labor trouble, breakage, or failure of performance of equipment, or shortage or inadequacy of raw materials, supplies or equipment, accident, riot, act of governmental authority, acts of God, or other similar contingencies beyond the reasonable control of Seller interfering with Seller's supply or transportation of Products, or in the event of inability to obtain, on terms deemed by Seller to be practicable, any raw material (including energy source) used in connection with the production of Products, quantities so affected shall be eliminated from quantities ordered without any liability of Seller, but the terms shall otherwise remain unaffected. Seller may, during any period of shortage, due to any of the causes indicated in this paragraph, allocate its available supply of Products among any or all Purchasers on such basis as Seller, in its reasonable discretion, may deem fair and practical.

     11.2.Assignments; Amendment. This Agreement shall not be assigned by Seller in whole or in part without the prior written consent of Purchaser. This Agreement may be amended at any time by the mutual consent of both parties.

     11.3.Entirety.   All   Schedules   and  Exhibits  to  this   Agreement  are
          incorporated by reference herein and shall form a part of this Agreement as though expressly set forth herein. There is no understanding, representation, or warranty of any kind expressed or implied, not expressly set forth in this Agreement. No modification of this Agreement shall be of any force or effect unless in writing signed by the party to be bound.

     11.4.Notices.   Any  notice,   request,   demand,   instruction   or  other
          communication to be given to either party hereunder, shall be in writing, and shall be deemed to be delivered (a) upon receipt, if delivered by facsimile, or electronic mail, (b) upon receipt if hand delivered, (c) on the first business day after having been delivered to a national overnight air courier service, or (d) three business days after deposit in registered or certified mail, return receipt requested.





     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.


PURCHASER:


KRONOS TITAN GmbH


By:/s/ Volker Roth                      By:/s/ Ufert Fiand
-----------------------------           -------------------------------

Name: Volker Roth                       Name: Ufert Fiand
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------

KRONOS EUROPE S.A./N.V.


By:/s/ Erik van der Auwera              By:/s/ Henry Basson
-----------------------------           -------------------------------

Name: Erik van der Auwera               Name: Henry Basson
-----------------------------           -------------------------------

Title:                                  Title:
-----------------------------           -------------------------------

KRONOS CANADA, INC.


By:/s/ Antoine Doan
-----------------------------

Name: Antoine Doan
-----------------------------

Title:
-----------------------------


SELLER:


KRONOS (US), INC.


By:/s/ Gregory M. Swalwell
-----------------------------

Name: Gregory M. Swalwell
-----------------------------

Title:Vice President Finance; Chief FInancial OFficer
------------------------------------------------------




                                   SCHEDULE 1
                                     SELLER

The following entities are each a "Seller" under the Agreement

1.   Kronos (US), Inc.




                                   SCHEDULE 2
                                    PURCHASER

     The following entities are each a "Purchaser" under the Agreement

1.   Kronos Titan GmbH
2.   Kronos Europe S.A./N.V.
3.   Kronos Canada, Inc.





                                   SCHEDULE 3
                                    PRODUCTS

     Each Seller shall procure the following Products listed below its name:

1.   Kronos (US), Inc.
     a.   Titanium-bearing Rutile
     b.   Titanium-bearing Slag





                                   SCHEDULE 4
                             STANDARD SPECIFICATIONS


     Orders placed by Purchaser with Seller for Products shall contain the following information:

1.   Product type

2.   Product specifications

3.   Quantity

4.   Delivery date




                                   SCHEDULE 5
                                      PRICE

     Seller's Fee for Products purchased by Purchaser shall be the sum of the following:

1.   Seller's cost for the Products

2. All freight, customs, duties and taxes arising from the purchase of the Products plus a service fee of 2.5% of the sum of 1 and 2 above.